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                                                                    EXHIBIT 21.1


                             CAMPBELL RESOURCES INC.
                            SIGNIFICANT SUBSIDIARIES
                                December 31, 1997


The following significant subsidiaries are consolidated in the financial statements submitted as a part of this report:







                                                 Jurisdiction of        Percentage of
                                                 Incorporation          Voting
                                                                        Securities
                                                                        Owned
Controlled by Campbell Resources Inc.:
            Meston Resources Inc.                    Quebec                 100%
            Sotula Gold Corp.                        Canada                 100%

Controlled by (i) Campbell Resources Inc.
            and (ii) Sotula
            Gold Corp. Oro de Sotula,
            S.A. de C.V                              Mexico                 100%


Controlled by Meston Resources Inc.
            Minera Cerro Quema, S.A                  Panama                 100%